UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Airgas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

John van Roden

Chairman

Airgas, Inc.

259 North Radnor-Chester Road

Suite 100

Radnor, PA 19087

http://www.airgas.com

November 2, 2010

John E. McGlade

Chairman, President & Chief Executive Officer

Air Products & Chemicals

7201 Hamilton Blvd.

Allentown, PA 18195-1501

Dear Mr. McGlade:

We have received your letter dated October 29th and are certainly prepared to meet with you if there is a reasonable opportunity to obtain an appropriate value for the Airgas shareholders.

In our last letter, we indicated that our board of directors was of the unanimous view that the value of Airgas in any sale is meaningfully in excess of $70 per share. To provide greater clarity, the board has unanimously concluded that it believes that the value of Airgas in a sale is at least $78 per share, in light of our view of relevant valuation metrics.

We would like to meet with you to provide our perspective on the value of Airgas and are prepared to do so at any time.

On behalf of the Airgas Board of Directors,

John van Roden

Chairman